Exhibit 10.3

FIRST AMENDMENT TO

RIGHTS AGREEMENT

THIS FIRST AMENDMENT TO RIGHTS AGREEMENT (this “First Amendment”) is made and entered into as of this 30th day of June, 2005, by and between ACT TELECONFERENCING, INC. (the “Company”) and COMPUTERSHARE TRUST COMPANY, INC., as Rights Agent (the “Rights Agent”).

Recitals

A. The Company and American Securities Transfer & Trust, Inc., predecessor in interest to the Rights Agent, entered into that certain Rights Agreement dated as of November 18, 1999 (the “Rights Agreement”); and

B. The Board of Directors of the Company, by resolution duly adopted on June 24, 2005, authorized this First Amendment to the Rights Agreement.

Agreement

The Company and the Rights Agent hereby amend the Rights Agreement as follows:

1. Section 1(a) of the Rights Agreement is hereby amended in its entirety to read as follows:

(a) “Acquiring Person” shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 20% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any wholly owned Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (iii) of this sentence, (v) any Person (a “Series AA Purchaser”) acquiring shares of Series AA Convertible Preferred Stock of the Company (“Series AA Preferred”) in a transaction contemplated in the Securities Purchase Agreement (the “SPA”) to be dated on or after June 28, 2005 by and among the Company, Dolphin Direct Equity Partners, LP (“Dolphin”), its affiliates and permitted assigns, and certain purchasers who may elect to exercise participation rights in such transactions, including without limitation acquisitions of (a) any Series AA Preferred purchased in the Initial Closing or the Second Closing (as such terms are defined in the SPA), or (b) any Series AA Preferred purchased in connection with the rights offering to be made to the Company’s shareholders as contemplated in the SPA, or (vi) any other Person who as of the Close of Business on the date hereof, is the Beneficial Owner of

19% or more of the Common Shares of the Company currently outstanding; provided, however, that if such other Person becomes the Beneficial Owner of a percentage of the Company’s outstanding Common Shares equal to the sum of 1% plus that Person’s percentage ownership as of the Close of Business on the date hereof, then that Person shall be deemed an “Acquiring Person.” Notwithstanding the foregoing, no Person shall be deemed an “Acquiring Person” as a result of an acquisition of Common Shares by the Company which, by reducing the number of Common Shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more (or, in the case of a Person described in clause (vi) of this paragraph (a), to at least the percentage calculated under the proviso of that clause) of the Common Shares of the Company then outstanding; provided, however, that if a Person, together with all Affiliates or Associates of such Person, shall become the Beneficial Owner of 20% or more (or, in the case of a Person described in clause (vi) of this paragraph (a), of at least the percentage calculated under the proviso to that clause) of the Common Shares of the Company then outstanding by reason of share acquisitions by the Company and if such Person or such Person’s Affiliates or Associates, after such share acquisitions by the Company, shall become the Beneficial Owner of any additional Common Shares of the Company, and, immediately after becoming the Beneficial Owner of such additional Common Shares, such Person, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more (or, in the case of a Person described in clause (vi) of this paragraph (a), of at least the percentage calculated under the proviso to that clause) of the Common Shares of the Company then outstanding, then such Person (unless such Person shall be (1) the Company, (2) any wholly owned Subsidiary of the Company, (3) any employee benefit plan of the Company or of any Subsidiary of the Company, (4) any entity holding Common Shares for or pursuant to the terms of any such plan described in clause (3) of this sentence, or (5) any Series AA Purchaser) shall be deemed an “Acquiring Person.” An entity other than the Company or any wholly owned Subsidiary of the Company holding Common Shares for or pursuant to the terms of an employee benefit plan of the Company or of any Subsidiary of the Company and in addition being the Beneficial Owner of Common Shares that are not held for or pursuant to the terms of any such plan shall be deemed to constitute an Acquiring Person, notwithstanding anything herein stated, if, but only if, it, together with its Affiliates and Associates, shall be the Beneficial Owner of 20% or more, exclusive of those Common Shares held by it for or pursuant to the terms of any such plan, of the Common Shares then outstanding. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an “Acquiring Person,” as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently (including, without limitation, because (A), such person was unaware that it beneficially owned a percentage of the Common Shares that would otherwise cause such Person to be an “Acquiring Person” or (B) such Person was aware of the extent of its Beneficial Ownership but had no actual knowledge of the consequences of such Beneficial Ownership under this Agreement), and without any intention of changing or influencing control of the Company, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an “Acquiring Person,” as defined pursuant to the foregoing provision of this paragraph (a), then such Person shall not be deemed to be an “Acquiring Person” for any purposes of this Agreement.”

2. The remainder of the Rights Agreement shall remain unchanged, and the Rights Agreement as amended above, shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be fully executed on their behalf as of the date first above written.

ACT TELECONFERENCING, INC.

By:
Name:
Title:

COMPUTERSHARE TRUST COMPANY, INC.

By:
Name:
Title:

By:
Name:
Title: